UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CNL Lifestyle Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CNL LIFESTYLE PROPERTIES, INC.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

April 29, 2008

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of CNL Lifestyle Properties, Inc. (the “Company”) (f/k/a CNL Income Properties, Inc.) on June 18, 2008, at 10:00 a.m. Eastern time, at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801 (such meeting, and any adjournment or postponement thereof, the “Annual Meeting”). The directors and executive officers of the Company look forward to greeting you personally. Enclosed for your review are the proxy card, proxy statement, notice setting forth the business to come before the Annual Meeting and the Company’s 2007 annual report.

The Company has made significant progress in 2007 and into the first quarter of 2008. Since inception, the Company has raised almost $2 billion in gross proceeds through its public offerings of common stock. As of March 17, 2008, the Company had a portfolio of 101 lifestyle properties spanning four asset classes and nine loans. The Company’s management believes that it is well positioned to participate in the expected continued growth in the recreation and lifestyle real estate market.

In the accompanying proxy statement, the Company’s board of directors (the “Board”) is requesting that you consider the re-election of five directors. The Board unanimously recommends that you vote “FOR ALL” to re-elect each of the nominated directors.

Your vote is critical. Regardless of the number of shares you own in the Company, it is very important that your shares be represented. This year, you may vote over the Internet, by telephone or by mailing your proxy card. Please complete and return the enclosed proxy card today. Voting will ensure your representation at the Annual Meeting if you choose not to attend in person. Thank you for your attention to this matter.

Sincerely,

James M. Seneff, Jr.	R. Byron Carlock, Jr.
Chairman of the Board	Chief Executive Officer

CNL LIFESTYLE PROPERTIES, INC.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Annual Meeting to be held June 18, 2008

To Our Stockholders:

Notice is hereby given that the 2008 annual meeting of stockholders of CNL Lifestyle Properties, Inc. (the “Company”) will be held at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801 on June 18, 2008, at 10:00 a.m., Eastern time (such meeting, and any adjournment or postponement thereof, the “Annual Meeting”), for the following purposes:

1.	To elect five directors of the Company for terms expiring at the 2009 annual meeting of stockholders;

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 1, 2008, are entitled to vote at the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. All stockholders, whether or not they plan to attend the Annual Meeting, are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. You may also vote your proxy by telephone or over the Internet by following the instructions on the proxy card. It is important that your shares be voted. By returning your proxy card promptly, you can help the Company avoid additional expenses to ensure that a quorum is met so the Annual Meeting can be held. If you decide to attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

Amy Sinelli
Secretary

April 29, 2008

Orlando, Florida

PROXY STATEMENT

i

CNL LIFESTYLE PROPERTIES, INC.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(800) 522-3863

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished by the board of directors of CNL Lifestyle Properties, Inc. (the “Company”) in connection with the solicitation by the Board of proxies to be voted at the annual meeting of stockholders to be held at 10:00 a.m., Eastern time, on June 18, 2008, at the Company’s offices located at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801 (such meeting, and any adjournment or postponement thereof, the “Annual Meeting”), for the purposes set forth in the accompanying notice of such meeting. Only stockholders of record at the close of business on April 1, 2008 (the “Record Date”) will be entitled to vote at the Annual Meeting. This proxy statement, proxy card, notice setting forth matters upon which stockholders are entitled to vote, and the 2007 annual report are first being mailed on or about April 29, 2008, to stockholders of record at the Record Date.

As of April 1, 2008, 202,842,169 shares of common stock of the Company were outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote on each of the matters to be voted upon at the Annual Meeting. As of the Record Date, officers and directors of the Company had the power to vote, as determined by the rules of the U.S. Securities and Exchange Commission (the “Commission”), less than 1% of the outstanding shares of common stock.

Proxy and Voting Procedures

Your vote is important. You can save the Company the expense of a second mailing by voting promptly.

A proxy card is enclosed for your use. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. The proxy card also contains instructions for responding either by telephone or over the Internet. Votes cast in person or by proxy at the Annual Meeting will be tabulated and a determination will be made as to whether or not a quorum is present. The presence, in person or by proxy, of stockholders holding at least 50% of the outstanding shares will constitute a quorum for the transaction of business at the Annual Meeting. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but not as “votes cast” for purposes of determining the approval of any matter submitted to the stockholders.

A broker non-vote occurs when a broker, bank or other nominee holding shares on your behalf votes shares on some matters but not others. The Company will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but not as “votes cast” for purposes of determining the approval of any matter submitted to the stockholders for which no vote was cast. Broker non-votes will have no impact on the results of voting with respect to the election of directors.

If sufficient votes for approval of any of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, the Company intends to postpone or adjourn the Annual Meeting in order to solicit additional votes with respect to that matter. The form of proxy the Company is soliciting requests authority for the proxies, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, the Company will vote any proxies received in the same manner described in this proxy statement with respect to the original meeting.

Any proxy, if received in time, properly signed and not revoked, will be voted at the Annual Meeting in accordance with the directions of the stockholder. You must take action to vote your shares. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the Secretary of the Company stating that the proxy is being revoked, (2) by presentation at the Annual Meeting of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the Annual Meeting and voting in person.

Solicitation Expenses

In addition to solicitation of proxies by mail and telephone by our proxy solicitor, directors and officers of the Company and certain employees of CNL Capital Markets Corp. and CNL Securities Corp., affiliates of the Company’s advisor, may also solicit proxies by telephone, e-mail, facsimile, other electronic means or in person, without additional remuneration. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. The Company has engaged N.S. Taylor & Associates, Inc., a professional proxy solicitation firm (the “Proxy Soliciting Firm”), to aid in the solicitation of proxies at a base fee of $3,500 plus: an additional fee of $3.50 per contact with stockholders via telephone, if required in the solicitation; and reimbursement of reasonable out of pocket expenses. In connection with the services described above in connection with the Annual Meeting, the Company has agreed to indemnify the Proxy Soliciting Firm against certain liabilities that it may incur.

Electronic Delivery of Proxy Materials and Annual Report

If you are a stockholder of record, you can elect to receive next year’s proxy statement and Annual Report electronically by registering online at www.eproxy.com/cnl-lp. If you choose to register online, then next year when the proxy materials are available, you will receive an e-mail with instructions which will enable you to review these materials over the Internet rather than by mail. By opting to receive your proxy materials on-line, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. You may incur certain charges by viewing these materials over the Internet, such as telephone charges and Internet access fees.

Where to Obtain More Information

The mailing address of the principal executive offices of the Company is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801. Notices of revocation of proxy should be sent to the attention of the Company’s Secretary at this address.

The Company makes available free of charge on its Internet website (www.cnllifestylereit.com) the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the Commission.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 that was filed with the Commission will be furnished without the accompanying exhibits to stockholders without charge upon written request sent to the Secretary, Amy Sinelli, at the Company’s offices. Each such request must set forth a good faith representation that as of April 1, 2008, the person making the request was the beneficial owner of common stock entitled to vote at the Annual Meeting.

Annual Report

A copy of the Company’s Annual Report to stockholders for the year ended December 31, 2007, accompanies this proxy statement.

PROPOSAL I

ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

The persons named below have been nominated by the Board for election as directors to serve until the 2009 annual meeting of stockholders or until their successors have been elected and qualified. Messrs. Bourne and Seneff have been directors since the Company’s inception in August 2003. The remaining independent directors have served since March 4, 2004. The table sets forth each nominee’s name, age, principal occupation or employment during at least the last five years, and directorships in other public corporations.

In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the proxy will vote for the election of such other person in the place of such nominee(s) for the office of director as the Board may recommend. A majority of all of the votes cast is required for the election of directors.

A majority of the Company’s directors are required to be independent, as that term is defined in the Company’s Articles and is set forth below under “Board Independence.” Messrs. Douglas, Folken and Woody are independent directors (the “Independent Directors”).

The Company’s officers and directors that own shares of common stock have advised the Company that they intend to vote their shares of common stock for the election of each of the nominees.

The Board unanimously recommends a vote “FOR ALL” to elect each of the following nominees to the Board:

James M. Seneff, Jr.

Robert A. Bourne

Bruce Douglas

Dennis N. Folken

Robert J. Woody

Directors and Executive Officers

The Company’s directors and executive officers are listed below:

Name	Age	Position
James M. Seneff, Jr.	61	Director and Chairman of the Board
Robert A. Bourne	61	Director, Vice Chairman of the Board and Treasurer
Bruce Douglas	75	Independent Director
Dennis N. Folken	73	Independent Director
Robert J. Woody	64	Independent Director
R. Byron Carlock, Jr.	45	President and Chief Executive Officer
Charles A. Muller	49	Chief Operating Officer and Executive Vice President
Tammie A. Quinlan	45	Chief Financial Officer and Executive Vice President
Joseph T. Johnson	33	Chief Accounting Officer and Senior Vice President
Amy Sinelli	38	General Counsel, Senior Vice President and Secretary
Daniel B. Crowe	39	Senior Vice President of Portfolio Management

James M. Seneff, Jr. Chairman of the Board. Mr. Seneff has served as the chairman of the Board and of the board of directors of CNL Lifestyle Company, LLC (the “Advisor”), and subsequently as president of the managing member of the Advisor, since 2003. He is a principal stockholder of CNL Holdings, Inc. (“CNL Holdings”) and has served as the chairman and chief executive officer of various of CNL Holdings’ subsidiaries, including as chairman and chief executive officer of CNL Financial Group, Inc., a diversified real estate company, since 1995. Mr. Seneff serves or has served in similar capacities for a number of CNL Holding’s affiliates, including: CNL Hotels & Resorts, Inc., a public, unlisted REIT, and its advisor, CNL Hospitality Corp. (1997 to 2006); CNL Retirement Properties, Inc., a public, unlisted REIT, and its advisor, CNL Retirement Corp. (1997 to 2006); CNL Restaurant Properties, Inc., a public, unlisted REIT, and its advisor CNL Fund Advisors, Inc. (1994 to 2005); National Retail Properties, Inc., a publicly traded REIT, from 1994 to 2005; Trustreet Properties, Inc., a publicly traded REIT (2005 to 2007); CNL Securities Corp., the Managing Dealer of our ongoing public offering of common stock (1979 to present); CNL Capital Markets Corp., (1990 to present); and CNL Bancshares, Inc. (1999 to present). Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

Robert A. Bourne. Vice Chairman of the Board and Treasurer. Mr. Bourne has served as the vice chairman and treasurer of the Company and of the Advisor since 2003. He has served in various executive capacities of CNL Financial Group, Inc. since 1984 and also serves or has served in a number of executive capacities for a number of CNL Holdings’ affiliates, including: CNL Hotels & Resorts, Inc. and its advisor (1997 to 2006); CNL Retirement Properties, Inc. and its advisor (1997 to 2006); CNL Restaurant Properties, Inc. and its advisor (1994 to 2005); National Retail Properties (1996 to 2005); CNL Capital Markets Corp. (2000 to present); and CNL Securities Corp., (1979 to present). Mr. Bourne served as a director of Trustreet Properties from 2005 to 2007. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University with a B.A. in Accounting, with honors, in 1970.

Bruce Douglas. Mr. Douglas has served as one of the Independent Directors since 2004. Mr. Douglas is President of Sterling College (2005 to present). Mr. Douglas founded and has been the chief executive officer of Harvard Development Company, a real estate development organization specializing in urban revitalization and rejuvenation since 2001. Mr. Douglas founded The Douglas Company, a construction and engineering firm, and was chairman and chief executive officer between 1975 and 2001. Mr. Douglas is a trustee of Wilberforce University and a member of the Taubman Center Advisory Board of Harvard University. Mr. Douglas received his B.A. in Physics from Kalamazoo College in 1954, B.S. in Civil Engineering from the University of Michigan in 1955, MPA from Harvard University in 1995 and Ph.D. in History at the University of Toledo in 2004.

Dennis N. Folken. Mr. Folken has served as one of the Independent Directors since 2004. He is a retired certified public accountant who worked with several local accounting firms before joining Coopers & Lybrand, Certified Public Accountants, where he served as an office managing partner and group managing partner between 1969 and 1988. From 1989 until his retirement in 1997, Mr. Folken served as a manager of Devex Realty, Inc. & Comreal, Inc., a real estate brokerage firm, and an adviser to Fiduciary Associates, Inc., a trust administration company. He currently serves on the board of the Transylvania Foundation. Mr. Folken received a B.A. from Rollins College in 1956 and attended the University of Florida Graduate School of Business. He received his certified public accountant designation in 1957.

Robert J. Woody. Mr. Woody has served as one of the Independent Directors since 2004. He also serves as deputy chairman and general counsel for Northstar Financial Services Ltd. (2005 to present) and as CEO of Northstar Consulting Group, Inc. (2004 to present). Mr. Woody was the executive vice president and general counsel for Northstar Companies, Inc., an international wealth management firm, from 2002 until 2004. Before joining Northstar Companies, Inc., Mr. Woody was a partner at the law firm of Shook, Hardy & Bacon, L.L.P. (1997-2002). Mr. Woody received a Bachelor of Arts in 1966 and a J.D. in 1969 from the University of Kansas and undertook graduate legal study in international law at the University of Exeter, England, in 1972.

R. Byron Carlock, Jr. Chief Executive Officer and President. Mr. Carlock serves as president (April 2004 to present) and chief executive officer (September 2005 to present) of the Company. He has also served as president of the Advisor since April 2004. From March 1998 through June 1998 and since 2000, Mr. Carlock has served as the chairman and CEO of The Carlock Companies LLC, a Dallas-based advisory firm specializing in mergers, acquisitions and recapitalizations. Mr. Carlock, through The Carlock Companies, LLC and its predecessors, has provided consulting services to a number of our Advisor’s affiliates. Prior to 2000, Mr. Carlock served as chief investment officer and executive vice president of Post Corporate Services and as president and chief operating officer of W.B. Johnson Properties, LLC. He was employed by the Trammell Crow Company and then Crow Holdings International in various capacities between 1989 and 1997, ultimately as managing director of capital markets for the last two years of that term. Mr. Carlock received an M.B.A. from the Harvard Business School in 1988 and a B.A. in Accounting from Harding University in Arkansas in 1984. Mr. Carlock is an inactive certified public accountant and a full member of the Urban Land Institute. He completed additional studies as a Rotary Scholar at the Chinese University of Hong Kong in 1985.

Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller has served as the Company’s and the Advisor’s chief operating officer since April 2004, the Company’s executive vice president since April 2005 and the executive vice president of the Advisor since February 2005. Mr. Muller served as executive vice president and chief operating officer of CNL Hotels & Resorts, Inc. and its advisor from 1997 to 2003. Before joining CNL Hotel & Resorts, Inc., Mr. Muller spent 15 years in hotel and resort sector investment, development and operations working for companies such as AIRCOA Hospitality Services, Inc., PKF Consulting, Wyndham Hotels & Resorts and Tishman Hotel Corporation. Mr. Muller currently serves on the Urban Land Institute, Recreational Development Council. He received a B.A. in Hotel Administration from Cornell University in 1981.

Tammie A. Quinlan. Chief Financial Officer and Executive Vice President. Ms. Quinlan has served as the Company’s and the Advisor’s chief financial officer since April 2004 and as the Company’s executive vice president since September 2005. Between April 2004 and September 2005, Ms. Quinlan served as the Company’s and the Advisor’s senior vice president. Prior to joining the Company and the Advisor, Ms. Quinlan served as senior vice president of corporate finance and treasury of CNL Hospitality Corp., the advisor to CHO, from 1999 to 2004. Before joining CNL Hospitality Corp., Ms. Quinlan was employed by KPMG LLP (1987-1999), most recently as a senior manager, performing services for a variety of clients in the real estate, hospitality and financial services industries. Ms. Quinlan is a certified public accountant. She graduated from the University of Central Florida in 1986 where she received a B.S. in Accounting and Finance.

Joseph T. Johnson. Chief Accounting Officer and Senior Vice President. Mr. Johnson has served as the Company’s and the Advisor’s senior vice president and chief accounting officer since February 2007. From July 2005 through February 2007, he was the Company’s and the Advisor’s vice president of accounting and financial reporting. Prior to joining us, Mr. Johnson was employed by CNL Hospitality Corp. from 2001 to 2005, most recently as vice president of accounting and financial reporting. Prior to joining CNL Hospitality Corp., Mr. Johnson was employed in the audit practice of KPMG LLP. Mr. Johnson is a certified public accountant. He received a B.S. in Accounting in 1997 and a M.S. in Accounting in 1999 from the University of Central Florida.

Amy Sinelli. General Counsel, Senior Vice President and Secretary. Ms. Sinelli has served as the Company’s and the Advisor’s senior vice president since February 2007, as the Company’s general counsel since February 2008 and as the Company’s secretary since June 2006. From February 2005 to February 2007, she served as a vice president of the Company and the Advisor, and from February 2005 to February 2008 she served as the Company’s corporate counsel. Ms. Sinelli was employed by CNL Capital Markets Corp. from 2003 to 2005. Prior to joining CNL Capital Markets, Ms. Sinelli spent ten years in private legal practice, most recently at the law firm of Igler & Dougherty, P.A. in Tampa, Florida. Ms. Sinelli is licensed to practice law in Florida and is a member of the Florida and American Bar Associations. Ms. Sinelli is a member of the Association of Corporate Counsel and of the Investment Program Association, Legal and Regulatory Affairs Committee. She received a B.A. from Miami University and her J.D. from Capital Law School.

Daniel B. Crowe. Senior Vice President of Portfolio Management. Mr. Crowe has served as the Company’s and the Advisor’s senior vice president since June 2006 and as the Company’s vice president since February 2005, initially directing investments and currently overseeing the management of our portfolio. Prior to joining the Company and the Advisor, Mr. Crowe was the managing partner of TIGER Associates, a real estate investment management firm, from 2004 to 2005. From 2002 to 2004, Mr. Crowe was a portfolio manager with TriMont Real Estate Advisors, a real estate investment services company. He received a B.S. in Finance in 1991 from Clemson University.

Board Independence

For the year ended December 31, 2007, each of Messrs. Douglas, Folken and Woody served as Independent Directors. Although the Company’s shares are not listed on the New York Stock Exchange, the Company applied the exchange’s standards of independence to its own outside directors and for the year ended December 31, 2007, each of Messrs. Douglas, Folken and Woody met the definition of “independent” under Section 303A.02 of the New York Stock Exchange listing standards.

Compensation of Independent Directors

During the year ended December 31, 2007, each independent director received a $30,000 annual fee for services as well as $1,500 per Board meeting attended whether they participated by telephone or in person. Each director serving on the Audit Committee received $1,500 per Audit Committee meeting attended whether they participated by telephone or in person. The Audit Committee Chair received an annual retainer of $5,000 in addition to Audit Committee meeting fees and fees for meeting with the independent accountants as a representative of the Audit Committee. Effective January 1, 2008, the Board agreed to increase (i) the annual fee for directors to $45,000 from $30,000, (ii) the annual fee for the audit committee chairperson to $10,000 from $5,000 and (iii) the Board and audit committee meeting fees to $2,000 from $1,500 per meeting attended. No additional compensation will be paid for attending the Annual Meeting.

The following table sets forth the compensation paid to the Company’s directors during the year ended December 31, 2007 for their service on the Board and audit committee (where applicable):

Name	Fees Earned or Paid in Cash	Total
James M. Seneff, Jr.	None	None
Robert A. Bourne	None	None
Bruce Douglas	$57,000	$57,000
Dennis N. Folken	$74,299	$74,299
Robert A. Woody	$51,000	$51,000

Board Meetings During Fiscal Year 2007

The Board met six times during 2007. Each member of the Board during 2007 attended 100% of the total meetings of the Board and each member of the Audit Committee attended 100% of the total Audit Committee meetings during 2007. Although the Company does not have a policy on director attendance at the annual stockholders meetings, directors are encouraged to do so. All of the Company’s directors attended the Company’s 2007 annual meeting.

Committees of the Board of Directors

The Company has a standing Audit Committee, the members of which are selected by the Board each year. During 2007, the Audit Committee was composed of Bruce Douglas, Dennis N. Folken and Robert J. Woody, each of whom has been determined to be “independent” under the listing standards of the New York Stock Exchange referenced above. The Committee operates under a written charter adopted by the Board. A copy of the

Audit Committee Charter is posted on the Company’s website at www.cnllifestylereit.com/n-filings.asp. The Audit Committee assists the Board by providing oversight responsibilities relating to:

•	The integrity of financial reporting;

•	The independence, qualifications and performance of the Company’s independent auditors;

•	The systems of internal controls;

•	The performance of the Company’s internal audit function; and

•	Compliance with management’s audit, accounting and financial reporting policies and procedures.

In addition, the Audit Committee recommends the independent auditors for appointment by the Board and is responsible for the compensation and oversight of the Company’s independent auditors and internal auditors. In performing these functions, the Audit Committee meets periodically with the independent auditors, management and internal auditors (including private sessions) to review the results of their work. During the year ended December 31, 2007, the Audit Committee met five times with the Company’s independent auditors, internal auditors and management to discuss the annual and quarterly financial reports prior to filing them with the Commission. The Audit Committee has determined that Mr. Folken, the Chairman of the Audit Committee and an independent director, is an “audit committee financial expert” under the rules and regulations of the Commission for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.

Currently, the Company does not have a nominating committee, and therefore, does not have a nominating committee charter. The Board is of the view that it is not necessary to have a nominating committee at this time because the Board is composed of only five members, including three “independent directors” (as defined under the New York Stock Exchange listing standards), and each director is responsible for identifying and recommending qualified Board candidates. The Board does not have any minimum qualifications with respect to Board nominees. However, the Board considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of the Audit Committee, and the candidate’s willingness to devote substantial time and effort to Board responsibilities.

Company stockholders may recommend individuals to the Board for consideration as potential director candidates by timely submitting their names and appropriate background and biographical information to the Company’s Secretary at the Company’s office. Assuming that the appropriate information has been timely provided, the Board will consider these candidates substantially in the same manner as it considers other Board candidates it identifies.

Currently, the Company does not have a compensation committee because it does not have any employees and does not separately compensate its executive officers for their services as officers. At such time, if any, as the Company’s shares of common stock are listed on a national securities exchange or included for quotation on the National Market System of the Nasdaq Stock Market, the Company will form a compensation committee, the members of which will be selected by the full Board each year.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company incorporates it by specific reference.

Review and Discussions with Management. The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2007 with the management of the Company. The Audit Committee also discussed with the Company’s senior management the process for certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which is required by the Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Commission.

Review and Discussions with Independent Auditors. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. In addition, the Audit Committee has reviewed the selection, application and disclosure of the Company’s critical accounting policies. The Audit Committee has also received written disclosures and a letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report of the Company on Form 10-K for the year ended December 31, 2007, for filing with the Commission.

The Audit Committee:

Bruce Douglas

Dennis N. Folken

Robert J. Woody

Corporate Governance

The Board has adopted corporate governance policies and procedures that the Board believes are in the best interest of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002 and the Commission’s rules and regulations. In particular:

•	The majority of the Board is independent of the Company and management, and all of the members of the Audit Committee are independent.

•	The Board has adopted a charter for the Audit Committee. One member of the Audit Committee is an “audit committee financial expert” under Commission rules.

•	The Audit Committee hires, determines compensation of, and decides the scope of services performed by the Company’s independent auditors.

•

The Company has adopted a Code of Business Conduct that applies to all directors and officers of the Company as well as all directors, officers and employees of the Advisor. The Code of Business Conduct sets forth the basic principles to guide their day-to-day activities.

•

The Company has adopted a “Whistleblower” Policy that applies to the Company and all employees of the Company’s Advisor. It establishes procedures for the anonymous submission of employee complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls and auditing matters.

The Company’s Audit Committee Charter, Code of Business Conduct and Whistleblower Policy are available on the Company’s website at http://www.cnllifestylereit.com/n-filings.asp.

Stockholder Communications

Stockholders who wish to communicate with a member or members of the Board may do so by addressing their correspondence to the Board member or members, c/o the Secretary, CNL Lifestyle Properties, Inc., 450 South Orange Avenue, Orlando, Florida, 32801. The Secretary will review and forward correspondence to the appropriate person or persons for response.

EXECUTIVE COMPENSATION

Board of Directors Report on Compensation

The following report of the Board does not constitute “soliciting material” and should not be deemed “filed” with the Commission or incorporated by reference into any other filing the Company makes under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Board has reviewed and discussed with management the Compensation Discussion and Analysis set forth below in this Proxy Statement (“CD&A”). Based on the Board’s review of the CD&A and the Board’s discussions of the CD&A with management, the Board has approved including the CD&A in this proxy statement.

The Board of Directors:

James M. Seneff, Jr.
Robert A. Bourne
Bruce Douglas
Dennis N. Folken
Robert J. Woody

Compensation Discussion and Analysis

The Company has no employees and all of its executive officers are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to the Company. The Company does not separately compensate its executive officers for their service as officers. The Company did not pay any annual salary or bonus or long-term compensation to its executive officers for services rendered in all capacities to the Company during the year ended December 31, 2007. See “Certain Relationships and Related Transactions” for a description of the fees paid and expenses reimbursed to the Advisor and its affiliates. The Company does not reimburse the Advisor or its affiliates for any compensation paid to their employees who also serve as the Company’s executive officers.

If the Company determines to compensate named executive officers in the future, the Board will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of the Company’s shares.

SECURITY OWNERSHIP

The following table sets forth, as of March 17, 2008, the number and percentage of outstanding shares beneficially owned by all persons known by the Company to own beneficially more than 5% of the Company’s common stock, by each director and nominee, by each executive officer and by all executive officers and directors as a group, based upon information furnished to the Company by such stockholders, directors and officers. The address of the named officers and directors is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares
James M. Seneff, Jr.	137,706	(1)	(2)
Robert A. Bourne	—		—
Bruce Douglas	10,206		(2)
Dennis N. Folken	3,370		(2)
Robert J. Woody	—		—
R. Byron Carlock, Jr.	3,333		(2)
Tammie A. Quinlan	2,222		(2)
Charles A. Muller	2,500		(2)
Joseph T. Johnson	—		—
Amy Sinelli	—		—
Daniel B. Crowe	—		—

All directors and executive officers as a group (11 persons)	159,337		(2)

(1)

This number represents shares held by the Advisor and CNL Financial Group, Inc. (“CFG”). The Advisor is a wholly owned subsidiary of CFG. Mr. Seneff and his wife share beneficial ownership of the Advisor through their ownership of CFG.

(2)	This number represents less than 1% of all shares beneficially owned.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Reporting Persons are required by the Commission’s regulations to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

To best of the Company’s knowledge, based solely upon a review of the reports furnished to the Company or filed with the Commission with respect to 2007, the Company’s directors, officers and 10b stockholders complied with all section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of the Company’s directors and officers hold similar positions with the Advisor, which is also a stockholder of the Company, and CNL Securities Corp., which is the Managing Dealer for the Company’s public offerings. The Company’s chairman of the board indirectly owns a controlling interest in the parent company of the Advisor. These affiliates receive fees and compensation in connection with the Company’s stock offerings and the acquisition, management and sale of the Company’s assets.

For the years ended December 31, 2007, 2006 and 2005, the Company incurred the following fees (in thousands):

	Year Ended December 31,
	2007	2006	2005
Selling commissions	$49,921	$52,659	$18,492
Marketing support fee & due diligence expense reimbursements	21,418	22,180	7,124

Total	$71,339	$74,839	$25,616

The Managing Dealer was entitled to selling commissions of up to 6.5% and 7.0% of gross offering proceeds and marketing support fees of 2.5% and 3.0% of gross offering proceeds, in connection with our first and second public offerings, respectively, as well as actual expenses of up to 0.10% incurred in connection with due diligence. A substantial portion of the selling commissions and marketing support fees and all of the due diligence expenses were reallowed to third-party participating broker dealers.

For the years ended December 31, 2007, 2006 and 2005, the Advisor earned fees and incurred reimbursable expenses as follows (in thousands):

	Year Ended December 31,
	2007	2006	2005
Acquisition fees:(1)
Acquisition fees from offering proceeds	$22,652	$23,376	$8,749
Acquisition fees from debt proceeds	8,567	3,220	4,909

Total	31,219	26,596	13,658

Asset management fees:(2)	14,804	5,356	2,559

Reimbursable expenses:(3)
Offering costs	6,371	7,569	11,864
Acquisition costs	364	441	1,657
Operating expenses	2,488	1,504	1,345

Total	9,223	9,514	14,866

Total fees earned and reimbursable expenses	$55,246	$41,466	$31,083

(1)

Acquisition fees for services in the selection, purchase, development or construction of real property generally equal 3.0% of gross proceeds from our public offering and acquisition fees for services in connection with the incurrence of debt generally equal 3.0% of loan proceeds.

(2)

These numbers represent asset management fees of 0.08334% per month of the Company’s Real Estate Asset Value (as defined in the Advisory Agreement) and the outstanding principal amount of any mortgage loan made by the Company as of the end of the preceding month.

(3)	The Advisor and its affiliates are entitled to reimbursement of certain expenses incurred on the Company’s behalf in connection with the Company’s organization, stock offerings, acquisitions, and operating activities. Pursuant to the Company’s agreement with the Advisor (the “Advisory Agreement”), the Company will not reimburse the Advisor any amount by which total operating expenses paid or incurred by the Company exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “Expense Cap”) in any expense year, as defined in the Advisory Agreement. The first applicable Expense Year and measurement period was the twelve months ended June 30, 2005. The Company’s operating expenses exceeded the Expense Cap by $0.4 million during such period. In accordance with the Advisory Agreement, such amount was not reimbursed to the Advisor and was recorded as a reduction in general and administrative expenses. For Expense Years subsequent to the initial measurement period, operating expenses did not exceed the Expense Cap.

Policies Regarding Transactions with Certain Affiliates

The Company does not currently have formal, written policies and procedures for the review, approval or ratification of transactions with related persons as defined by Item 404 of the Commission’s Regulation S-K. Under that definition, transactions with related persons are transactions in which the Company was or is a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest. Related parties include any executive officers, directors, director nominees, beneficial owners of more than 5% of the Company’s voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 10% or greater beneficial ownership interest.

In order to reduce or eliminate certain potential conflicts of interest, the Company’s articles of incorporation (the “Articles”) contain, and/or the Board has adopted restrictions relating to (i) transactions between the Company and its Advisor or its affiliates, (ii) certain future offerings, and (iii) allocation of properties and loans among certain affiliated entities. These restrictions include the following:

Provision of goods and services—No goods or services will be provided by the Advisor or its affiliates to the Company except for transactions in which the Advisor or its affiliates provide those goods or services in accordance with the Articles, or, if a majority of the Company’s directors (including a majority of the Independent Directors not otherwise interested in such transactions) approve such transactions as fair and reasonable and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

Purchase or lease of properties—The Company will not purchase or lease properties in which the Advisor or its affiliates have an interest without the determination, by a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transaction), that such transaction is fair, competitive and commercially reasonable to the Company and at a price no greater than the cost of the asset to the Advisor or its affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. Further, the Company will not sell or lease properties to the Advisor or its affiliates unless a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transaction) determine the transaction is fair and reasonable to the Company.

Loans to affiliates—The Company will not make loans to its Sponsor (CNL Financial Group, Inc.), Advisor, directors or any affiliates thereof, except (a) loans subject to the restrictions governing loans in the Articles or (b) to its subsidiaries or to ventures or partnerships in which the Company holds an interest. Any loans to the Company by the Advisor or its affiliates must be approved by a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transaction) as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. The Advisor or its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its affiliates on behalf of the Company or on behalf of a joint venture in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income), as defined in the Advisory Agreement.

Sales of interests in similar programs—Until completion of the Company’s current stock offering, the Advisor and its affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to the Company’s and that intends to (i) invest in a diversified portfolio of different property types in the United States to be leased primarily on a long-term, triple-net lease basis to tenants or operators who are significant industry leaders, and (ii) offer loans or other financings with respect to such properties. The Advisor and its affiliates also will not purchase a property or offer or invest in a loan or other financing for any such subsequently formed public program that has investment objectives and structure similar to the Company’s and that intends to invest primarily in a diversified portfolio of different property types in the United States to be leased primarily on a long-term, triple-net lease basis to tenants or operators who are significant industry leaders until substantially all (generally, 80%) of the Company’s funds available for its investment (net offering proceeds) have been invested or committed to investment.

Suitable investment opportunities—The Board and the Advisor have agreed that, in the event an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. (The Board and the Advisor have agreed that for purposes of this conflict resolution procedure, an investment opportunity will be considered “offered” to the Company when an opportunity is presented to the board of directors for its consideration.) An investment opportunity will not be considered suitable for a program if the requirements of the paragraph immediately above, with respect to having substantially all of the net offering proceeds invested, have not been satisfied. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of each program’s properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its affiliates may make the investment.

Voting of shares—With respect to shares owned by the Advisor, the Company’s directors, or any affiliate thereof, neither the Advisor, nor the Company’s directors, nor any of their affiliates may vote or consent on matters submitted to the Company’s stockholders regarding the removal of the Advisor, directors, or any affiliate thereof or any transaction between the Company and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, directors, and any affiliate thereof may not vote or consent, any shares owned by any of them shall not be included.

INDEPENDENT AUDITORS

Upon recommendation of and approval by the Audit Committee, including the Independent Directors, PricewaterhouseCoopers LLP (“PWC”) has been selected to act as independent auditors for the Company for 2008. PWC has served as the independent auditors since the Company’s inception in 2003.

A representative of PWC will be present at the Annual Meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

Independent Auditor Fees

The following table sets forth the aggregate fees billed by PWC for 2007 and 2006 for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table (amounts in thousands).

	2007	2006
Audit fees	$976	$712
Audit-related fees	—	39
Tax fees	357	435
All other fees	—	—

Total fees	$1,333	$1,186

Audit Fees—Consists of professional services rendered in connection with the annual audit of the Company’s consolidated financial statements included in its Form 10-K and quarterly reviews of the Company’s interim financial statements included in its Form 10-Q. Audit fees also include fees for services performed by PWC that are closely related to the audit and in many cases could only be provided by the Company’s independent auditors. Such services include the issuance of comfort letters and consents related to the Company’s registration statements and capital raising activities, assistance with and review of other documents filed with the Commission and accounting advice on completed transactions.

Audit Related Fees—Consists of services related to audits of properties acquired, due diligence services related to contemplated property acquisitions and accounting consultations.

Tax Fees—Consists of services related to corporate tax compliance, including review of corporate tax returns, review of the tax treatments for certain expenses and tax due diligence relating to acquisitions.

All Other Fees—Consists of services related to seminars that would be classified as other fees during 2007 and 2006.

Pre-Approval of Audit and Non-Audit Services

Under the Company’s Audit Committee Charter, as adopted by the Audit Committee in May 2004, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors in order to assure that the provisions of such services do not impair the auditor’s independence. The policy, as described below and set forth in the Audit Committee Charter sets forth conditions and procedures for such pre-approval of services to be performed by the independent auditor and utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.

The annual audit services, as well as all audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor), require the specific pre-approval of the Audit Committee. The Audit

Committee may, however, grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide (such as comfort letters or consents). The Audit Committee has pre-approved all tax services and may grant general pre-approval for those permissible non-audit services that it has classified as “all other services” because it believes such services are routine and recurring services, and would not impair the independence of the auditor.

The fee amounts for all services to be provided by the independent auditor are established annually by the Audit Committee, and any proposed service fees exceeding approved levels will require specific pre-approval by the Audit Committee. Requests to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by the independent auditor, the chief financial officer and the chief executive officer, and must include a joint statement as to whether, in their view, the request is consistent with the Commission’s rules on auditor independence.

OTHER MATTERS

The Board does not know of any matters to be presented at the Annual Meeting other than those stated above. If any other business should come before the Annual Meeting, the person(s) named in the enclosed proxy will vote thereon as he or they determine to be in the best interests of the Company.

PROPOSALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2009 must be received at the Company’s office at 450 South Orange Avenue, Orlando, Florida 32801 no later than December 30, 2008.

Notwithstanding the aforementioned deadline, under the Company’s Bylaws, a stockholder must follow certain other procedures to nominate persons for election as directors or to propose other business to be considered at an annual meeting of stockholders. These procedures provide that stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting must do so by notice timely received by the Secretary of the Company. With respect to proposals for the 2009 annual meeting, the Secretary of the Company must receive notice of any such proposal no earlier than March 20, 2009, and no later than April 19, 2009.

By Order of the Board of Directors,

Amy Sinelli
Secretary

April 29, 2008

Orlando, Florida

ANNEX 1

2008 FORM OF PROXY

x	Votes must be indicated (x) in Black or Blue ink.	Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING ITEMS:

				FOR	AGAINST	ABSTAIN

1. Election of Five Directors for a one-year term:			2. Proposal to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.	☐	☐	☐

☐ FOR ALL	☐ WITHHOLD ALL	☐ *EXCEPTIONS

Nominees:	01 Bruce Douglas 02 Dennis N. Folken 03 Robert J. Woody 04 Robert A. Bourne 05 James M. Seneff, Jr.		IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Instructions: To withhold authority to vote for any individual nominee(s), mark the “*Exceptions” box and write that nominee’s name on the following blank line.)

Signature	Signature	Date

IMPORTANT: Please sign exactly as name appears hereon. Joint owners should each sign personally. Trustees and others signing in a representative or fiduciary capacity should indicate their full titles in such capacity.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE		MAIL

http://www.eproxy.com/cnl-lp		1-866-580-9477
• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PROXY

CNL LIFESTYLE PROPERTIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
This Proxy will be voted as directed. If the proxy is returned signed, but no direction is given, it will be voted “FOR” the matters stated.

The undersigned hereby appoints James M. Seneff, Jr. and Robert A. Bourne, and each of them, as proxies, with full power of substitution in each, to vote all shares of common stock of CNL Lifestyle Properties, Inc., the “Company,” which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on June 18, 2008, at 10:00 a.m., Eastern time, and any adjournment or postponement thereof, on all matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 29, 2008, a copy of which has been received by the undersigned, as follows.

(Continued and to be marked, dated and signed, on the other side)
CNL LIFESTYLE PROPERTIES, INC.
P.O. BOX 3510
SOUTH HACKENSACK, NJ 07606-9210
Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲ ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year’s Annual Report and proxy materials via the Internet rather than by mail. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit http://www.eproxy.com/cnl-lp.

ANNEX 2

VOTING REMINDER FLYER

For your convenience, cast your

vote via telephone, mail or Internet.

But most importantly…

Please Vote!

☑	Read the Enclosed Materials…

Enclosed is the following information for the CNL Lifestyle Properties, Inc. Annual Meeting of Stockholders:

•	2007 Annual Report
•	Proxy Statement that describes the proposals to be voted upon
•	Proxy Card

☑	Complete the Proxy Card and Return by Mail…

On the Proxy Card, cast your vote on the proposals, sign and return it in the postage-paid envelope provided. Please note, all parties must sign.

…Or Vote by Telephone

Please refer to the Proxy Card for telephone voting instructions and your control number.

…Or Vote by Internet

Visit http://www.eproxy.com/cnl-lp

and follow the online instructions to cast your vote. Your control number is located on the Proxy Card.

If you voted by telephone or the Internet, please DO NOT mail back the Proxy Card.

☑	For Assistance…

If you have any questions or need assistance with completing your Proxy Card, please call N.S. Taylor & Associates, Inc., toll free at 1-866-470-3400.

☑	Please Vote…

We encourage you to cast your vote promptly so we can avoid additional costs associated with soliciting your vote. Your vote will not be cast automatically for you.

Thank you!

We appreciate your participation and support. Again, please be sure to vote.

Your vote is important!